EXHIBIT 4.7

                              C-PHONE CORPORATION

                              AMENDED AND RESTATED
                             1994 STOCK OPTION PLAN

                                    ARTICLE I
                                    PURPOSE

         C-Phone Corporation (the "Company") has established this "C-Phone Corporation 1994 Stock Option Plan" in order to encourage the acquisition of a proprietary interest in the Company by certain key employees and directors of the Company and its affiliates, and by certain consultants, advisors and other persons who provide services to the Company and its affiliates. Such a proprietary interest in the Company will provide such persons with a direct stake in the future welfare of the Company and strengthen their commitment to remain employed by or associated with the Company and its affiliates. It is also expected that the Plan will encourage qualified persons to seek and accept employment by or association with the Company and its affiliates. To accomplish the foregoing, the Plan contemplates the grant of Incentive Stock Options and Nonqualified Stock Options (all as hereinafter defined) to such persons.

                                   ARTICLE II
                                   DEFINITIONS

         Section 2.1 Definitions. Whenever used in this Plan, the following terms shall have the respective meanings set forth in this Section 2.1.

         "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation (within the meaning of Section 424 of the Code) with respect to the Company.

         "Associate" means a person who is associated with the Company as a Director, or as a consultant, advisor or other service provider but who is not an Employee.

         "Board" means the board of directors of the Company. "Business Day" means any day on which banks within the State of New York are required to be opened for business.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Board; provided, however, that if a committee has been delegated authority pursuant to Section 3.1 to manage and administer the Plan, then Committee means such committee.

         "Director" means a member of the Board.

         "Disability" means, with respect to a Participant, any medically determinable physical or mental impairment that the Committee, on the basis of competent medical evidence, reasonably determines has rendered or will render

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the Participant permanently and totally disabled within the meaning of Section
422(c)(6) of the Code.

         "Employee" means a person who performs services as an employee (within the meaning of Section 3401(c)(6) of the Code) of the Company or of an Affiliate.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any corresponding provisions of any subsequent Federal securities law.

         "Exercise Period" means, with respect to an Option, the period during which such Option may be exercised as determined pursuant to Section 6.2.

         "Fair Market Value" means, with respect to Shares subject to an Option, on any given date, the value of the Shares or Options as determined pursuant to
Section 6.6.

         "Incentive Stock Option" means an option granted pursuant to the Plan that is intended to satisfy the requirements of Section 422(b) of the Code.

         "Initial Public Offering Price" means the price at which Shares are offered to the public in the Company's initial public offering.

         "Non-Employee Director" means a Director who comes within the definition of "non-employee director" under Rule 16b-3(b)(3) under the Exchange Act or any rule substituted therefor.

         "Nonqualified Stock Option" means an option granted pursuant to the Plan other than an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as the case may be. "Option Agreement" means, with respect to any person who has been granted an Option, a written agreement (including any amendment or supplement thereto) between the Company and such person.

         "Option Price" means, with respect to an Option, the price determined pursuant to Section 6.1 at which Shares subject to such Option may be purchased.

         "Option Value" means, with respect to an Option, on any given date the amount by which the aggregate Fair Market Value of the Shares subject to such Option on such date exceeds the product obtained by multiplying the number of Shares subject to such Option by the Option Price.

         "Participant" means an Employee or an Associate who receives an Option.

         "Plan" means the C-Phone Corporation 1994 Stock Option Plan, as set forth herein and as may be amended.

         "Registration Statement" means the Company's Registration Statement on Form S-1 registering Shares to be sold in the Company's initial public offering.

         "Retirement" means, if applicable, the termination of employment or association due to retirement after either ten years of employment or association or under a retirement plan of the Company, in each instance with the consent of the Committee.

         "Securities Act" means the Securities Act of 1933, as amended, or any corresponding provisions of any subsequent Federal securities law.

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         "Share" means a share of the Company's common stock described in
Section 5.1.

         "Ten-Percent Shareholder" means, at any time an Option is granted, an individual who owns (or is considered to own under the attribution rules contained in Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate.

         "Termination Date" means, with respect to a Participant, the date on which such Participant's status as an Employee or Associate terminates for any reason.

         Section 2.2 Rules of Construction. Unless the context otherwise requires or unless otherwise defined herein, (i) a term shall have the meaning assigned to it in Section 2.1, (ii) all references to section numbers shall be to sections of the Plan, (iii) all references to the "Company" shall include any successor thereto, (iv) all references to "employment" or "association" of a Participant shall be to his status as an "Employee" or "Associate," respectively, of one or more of the Company and its Affiliates, (v) "or" shall not be exclusive, (vi) words in the singular shall include the plural, and vice-versa, and (vii) words in the masculine gender shall include the feminine and neuter, and vice-versa.

                                  ARTICLE III
                                 ADMINISTRATION

         Section 3.1 Administration. The Plan shall be administered by the Committee, which may be the Compensation Committee of the Board or such other committee of the Board, comprised only of Non-Employee Directors and consisting of at least three Directors to which the Board may delegate the authority to administer the Plan.

         Section 3.2 Committee Action. In administering the Plan, the Committee shall follow any general guidelines not inconsistent with the Plan established by the Board and may adopt rules and regulations for carrying out the Plan. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The interpretation and decision made by the Committee with regard to any question arising under the Plan or under any Option Agreement entered into in connection with the Plan shall be final and conclusive on all persons participating or eligible to participate in the Plan.

         Section 3.3 Responsibilities of Committee. Subject to the terms and conditions of the Plan and such limitations as the Board from time to time may impose, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority to (i) grant Options to such persons at such times as it deems advisable, (ii) determine the terms of such Options to be included in grants and the number of Options, (iii) prescribe the terms of the Option Agreements evidencing such Options, and (iv) adopt rules and regulations and prescribe forms for the operation and administration of the Plan.

         Section 3.4 Compliance with Section 16 of the Exchange Act. It is the intent of the Company that the Plan and any Options granted hereunder be interpreted in a manner so that the Plan and any Options granted hereunder to Participants satisfy the applicable requirements of Rule 16b-3 promulgated under the Exchange Act, so that each Participant, to the maximum extent practicable, will be entitled to the benefits of Rule 16b-3 or other exemptions provided pursuant to the rules adopted under Section 16 of the Exchange Act, and will not be subjected to the "short-swing" liability provisions of Section 16 of the Exchange Act. If any provision of the Plan or of any Option granted hereunder would otherwise frustrate or conflict with the intent expressed in this Section 3.4, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to such persons.

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                                   ARTICLE IV
                         ELIGIBILITY AND PARTICIPATION

         Employees and Associates are eligible to participate in the Plan, without regard to length of employment or association; provided, however, that an Associate shall not be eligible to receive Incentive Stock Options. The Committee shall determine whether and when an Employee or Associate shall become a Participant and shall determine the numbers of Shares for which Options shall be granted to such person; provided, however, that if such person is a Director and the Committee does not consist of the Board, then the Board shall ratify such grant and the terms thereof in order for such grant to be effective. An Employee or Associate shall be a Participant with respect to any Shares subject to an Option only if he or she executes an Option Agreement with respect to such Shares in such form as the Committee may prescribe.

                                   ARTICLE V
                    STOCK SUBJECT TO PLAN; OPTION AGREEMENTS

         Section 5.1 Stock Subject to Plan. The stock to be offered and delivered under the Plan, pursuant to the exercise of an Option, shall be shares of the Company's authorized common stock, par value $0.01, and may be unissued shares or reacquired shares, as the Committee from time to time may determine. The aggregate number of Shares to be reserved under the Plan shall not exceed 875,000, subject to adjustment as set forth in Article VIII. If, during the term of the Plan, an Option expires or terminates for any reason prior to the exercise thereof in full, the Shares subject to such Option but not delivered shall thereafter be available for grants hereunder. The Shares subject to an Option that is exercised shall be charged against the aggregate number of Shares available under the Plan.

         Section 5.2 Option Agreements. The grant of each Option shall be evidenced by a written Option Agreement executed by the Company and the Participant which shall, among other things (i) designate such Option as either an Incentive Stock Option or a Nonqualified Stock Option, (ii) specify the number of Shares subject to such Option, (iii) specify the Option Price for the Shares subject to such Option and the period during which such Option may be exercised, (iv) set forth specifically or incorporate by reference the applicable provisions of the Plan, and (v) contain such other terms and conditions not inconsistent with the Plan as the Committee may prescribe.

                                   ARTICLE VI
                                TERMS OF OPTIONS

         Section 6.1 Option Price. The Option Price of Shares subject to an Option that may be purchased upon exercise of an Option shall be such amount as may be determined by the Committee at the time the Option is granted; provided, however, that (i) the Option Price of any Option shall not be less than the Fair Market Value of such Shares on the date such Option is granted, or less than one hundred and ten percent of the Fair Market Value of such Shares in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder and (ii) the Option Price of any Option granted within one year after the effective date of the Registration Statement shall not be less than the greater of the Initial Public Offering Price and the Fair Market Value on the date of grant.

         Section 6.2 Exercise Period. Except as otherwise provided in Sections
6.3 and 6.4, an Option shall vest and be exercisable during such Exercise Period as may be determined by the Committee in its sole discretion on the date the Option is granted. Notwithstanding anything to the contrary contained in the Plan, the Exercise Period for an Incentive Stock Option shall not exceed ten years from the date such Option is granted, or five years from the date such option is granted in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder.

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         Section 6.3 Exercise Upon Change in Control. An Option shall automatically become vested and shall be immediately exercisable in full upon the occurrence of any of the following events:

               (i) any person (within the meaning of Section 13(d) of the Exchange Act) other than the Company or an Affiliate shall, after the Effective Date, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing thirty percent or more of the combined voting power of the Company's then outstanding voting securities as a result of a tender or exchange offer or open market purchases (privately negotiated or otherwise), unless such ownership by such person has been approved by the Board immediately prior to the acquisition of such securities by such person;

               (ii) the shareholders of the Company approve (A) an agreement to merge or consolidate with or into another entity pursuant to which the Company is not the survivor, (B) an agreement to sell or otherwise dispose of all or substantially all of the Company's assets, or (C) a plan to liquidate the Company; provided, however, that the Board may determine that Options shall not automatically vest upon approval of any such agreement or plan; or

               (iii) at any time during a period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period is approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         Section 6.4 Exercise Upon Termination. If a Participant's employment or association with the Company or an Affiliate terminates for any reason other than for cause, Options granted to such Participant that are exercisable on his Termination Date shall remain exercisable (i) until the expiration of three months (or such other time as shall be determined by the Committee in its sole discretion on the date the Option is granted) from such Termination Date, if such termination occurs for a reason other than the Participant's death, Disability or Retirement, or (ii) the expiration of twelve months (or such other time as shall be determined by the Committee in its sole discretion on the date the Option is granted) from such Termination Date, if such termination occurs on account of the Participant's death, Disability or Retirement. No Option shall be exercisable by a Participant after termination of employment or association for cause. This Section 6.4 shall not apply to a Participant who continues to be an Employee or Associate of the Company or any Affiliate. Notwithstanding anything to the contrary contained in this Section 6.4, no Option shall be exercisable in whole or in part after the expiration date of the Option or more than ten years after the date of grant of such Option.

         Section 6.5 Limitations on Incentive Stock Options. Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during a calendar year (under all stock option plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall not be issued to any person who is not an Employee.

         Section 6.6 Fair Market Value. The Fair Market Value on any given date of Shares subject to an Option shall be the closing price of the Shares on the principal national securities exchange on which the Shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which the Shares are traded if no Shares were traded on such immediately preceding day. If the Shares are not traded on a securities exchange but are quoted on the Nasdaq National Market, then the Fair Market shall be deemed to be the closing price of the Shares on the Nasdaq National Market on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which the Shares are traded if no Shares were traded on such immediately preceding day; and if the Shares are not traded on the Nasdaq National Market, but are traded on the Nasdaq SmallCap Market, then the Fair Market shall be deemed to be

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the last price of the Shares on the Nasdaq SmallCap Market on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which the Shares are traded if no Shares were traded on such immediately preceding day; and if the Shares are not traded on the Nasdaq SmallCap Market, then Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded as reported by a generally accepted reporting service. If the Shares are not publicly traded, Fair Market Value shall be determined in good faith by the Board or the Committee. In no event shall Fair Market Value be less than the par value of the Shares.

         Section 6.7 Whole or Partial Exercise. Except as otherwise provided in
Article VI or as specifically stated in an Option Agreement, an Option may be exercised in whole or in part at any time during the Exercise Period.

                                  ARTICLE VII
                              EXERCISE OF OPTIONS

         Section 7.1 Payment for Shares. Upon the exercise of an Option by a Participant, the Company shall cause the purchased Shares to be issued only when it shall have received the full Option Price therefor paid in cash or, if permitted by applicable law and set forth in the applicable Option Agreement, with Shares, or by surrender of currently exercisable Options, or such other property (not inconsistent with the terms of the Plan) or a combination of cash, Shares and Options to be valued at the Fair Market Value thereof on the date of exercise, and such other property at its fair market value as determined by the Committee. If payment is made by delivery to the Company of Shares owned by the Participant, any Shares so delivered shall have been beneficially owned by the Participant for a period of not less than six months prior to the date of exercise and such Shares shall be in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof. If payment is made by surrender to the Company of Options owned by the Participant, such Options shall have an Option Value equal to the Option Price of the Shares as to which the Option is being exercised.

         Section 7.2 Nontransferability. Any Option granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the entire Option shall be transferred to the same person or entity. During the lifetime of a Participant, any Option granted to such Participant may be exercised only by the Participant. No right or interest of a Participant in any Option shall be subject to any lien, obligation or liability whatsoever.

         Section 7.3 Fractional Shares. In no event shall an Option be exercisable for or with respect to a fractional share.

                                  ARTICLE VIII
                ADJUSTMENTS FOR CHANGES IN CAPITALIZATION, ETC.

         In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination or exchange of shares of the Company's stock, or other like change in the capital structure of the Company, an adjustment shall be made to each outstanding Option granted hereunder such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had it been exercised in full immediately prior to such change, and such adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the maximum number of Shares subject to the Plan, and the number of Shares and Option Price of Shares subject to outstanding Options, as shall be equitable to prevent dilution or enlargement of rights

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under any Option. Notwithstanding the foregoing provisions of this Article VIII
(i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" within the meaning of Section 422 of the Code.

                                   ARTICLE IX
                              COMPLIANCE WITH LAW

         No Option shall be exercisable, no Shares shall be delivered, and no payment shall be made under the Plan except in compliance with all Federal and state laws and regulations (including, without limitation, withholding tax requirements and federal and state securities laws and the regulations) and rules of all securities exchanges or self-regulatory organizations on which the Shares may be listed or traded. The Company shall have the right to rely on an opinion of counsel as to such compliance. Any certificate issued to evidence Shares for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with Federal and state laws and regulations. No Option shall be exercisable, nor shall Shares nor certificates therefor be issued, under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

                                   ARTICLE X
                                 MISCELLANEOUS

         Section 10.1 Effect on Employment. Neither the adoption of the Plan or its operation, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any person any right to continue as an Employee or Associate of the Company or any Affiliate or in any way affect any right or power of the Company or any Affiliate to terminate the employment of any Employee or the association of any Associate at any time without assigning a reason therefor.

         Section 10.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         Section 10.3 Use of Proceeds. The proceeds received by the Company from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

         Section 10.4 Rights as a Shareholder. A Participant shall have no rights with respect to any Share until the Participant shall have become a holder of record of such Share, and the Participant shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which the Participant shall have become the holder of record therefor, except as otherwise provided in Article VIII.

         Section 10.5 Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference and shall not in any way affect the meaning of the Plan.

         Section 10.6 Applicable Law. The Plan shall be governed and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

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                                   ARTICLE XI
                     AMENDMENT; TERMINATION; EFFECTIVE DATE

         Section 11.1 Amendment and Termination. The Board may amend or terminate the Plan at any time or from time to time; provided, however, that no amendment shall without all required approvals with respect thereto (i) increase (except as provided by Article VIII) the maximum number of shares as to which Options may be granted under the Plan, or (ii) materially modify the requirements in Article IV as to eligibility for participation in the Plan. Any provision of the Plan to the contrary notwithstanding, no termination or amendment of the Plan may, without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option. The Board may amend the terms of any Option at any time or from time to time with the consent of the holder of such Option; provided, however, that no Option may be amended to reduce the Option Price thereof.

         Section 11.2 Duration of the Plan. Unless terminated earlier pursuant to Section 11.1, the Plan shall terminate upon the expiration of ten years from the earlier of the date of its adoption by the Board or the date on which the Plan is approved by the shareholders of the Company, and no Option shall be granted after termination of the Plan.

         Section 11.3 Effective Date. The Plan shall become effective upon its adoption by the Board, subject to the approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present, in person, or by proxy, at a shareholders meeting duly held within one year following adoption of the Plan by the Board. All options granted prior to the date of such shareholder approval shall be subject to such approval and No Option shall be exercisable and no Shares shall be delivered until such approval shall have been received.

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                             C - PHONE CORPORATION

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT, dated as of _______, 199_, between C-Phone Corporation, a New York corporation (the "Company"), and _______________ ("Participant"), is made pursuant and subject to the provisions of the Company's Amended and Restated 1994 Stock Option Plan (the "Plan"), a copy of which is annexed hereto as Exhibit A. All capitalized terms used herein and not otherwise defined herein shall have the meaning herein as given them in the Plan.

         1. GRANT OF OPTION. Pursuant to the Plan, the Compensation Committee of the Board of Directors of the Company (the "Committee"), on ____________, 199_ (the "Date of Grant"), granted to Participant, subject to the terms and conditions of the Plan and to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of _______ shares of common stock, par value $.01 per share (the "Common Stock") at the Option Price of $_____ per share.(1) This Option is [A NONQUALIFIED STOCK OPTION] [AN INCENTIVE STOCK OPTION]

         2. TERMS AND CONDITIONS. This Option is subject to the following terms and conditions:

                  (a) EXPIRATION DATE. This Option shall expire on the date which is the _________ anniversary of the Date of Grant (the "Expiration Date").(2)

                  (b) EXERCISE OF OPTION. Except as otherwise provided herein, [THIS OPTION SHALL BECOME FULLY EXERCISABLE ON THE DATE WHICH IS ______ MONTHS FROM THE DATE HEREOF.] [THIS OPTION SHALL BECOME EXERCISABLE IN _______ SUBSTANTIALLY EQUAL INSTALLMENTS, THE FIRST SUCH INSTALLMENT TO BECOME EXERCISABLE ON THE FIRST ANNIVERSARY OF THE DATE OF GRANT AND THE REMAINING INSTALLMENTS TO BECOME EXERCISABLE ON EACH SUBSEQUENT ANNIVERSARY THEREOF UNTIL ALL THE SHARES SUBJECT TO THIS OPTION HAVE BECOME EXERCISABLE].

-----------------

1 THE OPTION PRICE OF AN OPTION CAN NOT BE LESS THAN FAIR MARKET VALUE OF THE SHARES ON THE DATE OF GRANT (OR 110% OF FAIR MARKET VALUE IN THE CASE OF A GRANT OF AN INCENTIVE STOCK OPTION TO A TEN PERCENT SHAREHOLDER).

2 EXPIRATION DATE MAY NOT EXCEED TEN YEARS IN THE CASE OF A NON-QUALIFIED STOCK OPTION AND FIVE YEARS IN THE CASE OF AN INCENTIVE STOCK OPTION.

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                  (c)  METHOD OF EXERCISING AND PAYMENT FOR SHARES. This Option
is exercisable by written notice, accompanied by payment in full of the Option Price, delivered to the attention of the Company's Secretary at the Company's principal office in Wilmington, North Carolina. The Date of Exercise shall be the later of the date of the aforesaid notice and the date the Option Price is received by the Company. The Option Price shall be paid in cash[, OR WITH SHARES OF COMMON STOCK, OR BY SURRENDER OF CURRENTLY EXERCISABLE OPTIONS, [OR BY (INSERT OTHER MEANS APPROVED BY THE COMMITTEE)] OR A COMBINATION THEREOF.](3)

         3. FRACTIONAL SHARE. In no event shall this Option be exercisable for or with respect to a fractional share.

         4. GOVERNING LAW. This Agreement is to be governed by the laws of the State of New York, without regard to the conflict of law provisions thereof.

         5. CONFLICTS. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan are to govern. All references to the Plan are intended to mean the Plan as in effect on the date hereof and as the same by be amended from time to time in accordance with the provisions of the Plan.

         6. PARTICIPANT BOUND BY PLAN. Participant acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         7. BINDING EFFECT. Subject to the limitations stated above and in the Plan, this Agreement is to be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Participant and the successors of the Company.

---------------------

3    INSERT ANY OTHER MEANS OF PAYMENT AUTHORIZED BY THE COMMITTEE.

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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his or her signature hereto.

                                        C-PHONE CORPORATION

                                        By:________________________

                                        ___________________________
                                        Participant

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